UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Uber Technologies, Inc.

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Explanatory Note

Uber Technologies, Inc. is filing a copy of a slide presentation dated April 2022 intended to be used in meetings with stockholders.

April 2022 2022 In-Season Stockholder Engagement Uber

Forward-looking statements 2 This presentation may contain forward-looking statements regarding our future business expectations, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward- looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the outcome of a tax case before the UK tax authority related to classification as a transportation provider, developments in the COVID-19 pandemic and the impact on our business and operations, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments and proceedings, particularly with respect to our relationships with drivers and couriers. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2021 and subsequent, quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this presentation is as of the date hereof and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of such date. We undertake no duty to update this information unless required by law.

Uber is focused on core opportunities

Investor Day 2022 4 A global tech platform at massive scale Serving multiple multi-trillion-dollar markets with products leveraging our core technology and infrastructure 72 Countries MOBILITY DELIVERY FREIGHT 10,000+ Cities1 1. Based on our international definition of cities; countries and cities metrics as of December 31, 2021. 2. As a percentage of Q4 2021 Gross Bookings for Mobility, Delivery, and Freight. 3. Monthly Active Platform Consumers - the number of unique consumers who completed a Mobility ride or received Delivery order on our platform at least once in a given month, averaged over each month in the quarter. 44%2 52%2 4%2 $25.9B Gross Bookings +51% year over year 118M MAPCs 3 1.8B Trips +23% year over year 4.4M Earners 825K+ Merchants Q4 2021 Results 4

Uber has a strong corporate governance profile

Ronald Sugar (Chair) Former Chairman & CEO, Northrop Grumman Age: 73 Director Since: July 2018 Committees: Nominating & Governance (Chair); Compensation Revathi Advaithi CEO, Flex Ltd. Age: 54 Director Since: July 2020 Committees: Audit Ursula Burns Former Chairman and CEO, VEON Age: 63 Director Since: October 2017 Committees: Audit; Nominating & Governance Robert Eckert Partner, FFL Partners; Former CEO, Mattel Age: 67 Director Since: March 2020 Committees: Nominating & Governance; Compensation (Chair) Amanda Ginsberg Former CEO, Match Group Age: 52 Director Since: February 2020 Committees: Compensation Dara Khosrowshahi CEO, Uber Technologies Age: 52 Director Since: September 2017 Committees: None Wan Ling Martello Co-Founder & Partner, BayPine; Former EVP, Nestle Age: 63 Director Since: June 2017 Committees: Nominating & Governance; Compensation H.E. Yasir Al-Rumayyan Governor, The Public Investment Fund Age: 52 Director Since: June 2016 Committees: Audit John Thain Former Chairman and CEO, CIT Group Age: 66 Director Since: October 2017 Committees: Audit (Chair) David Trujillo Partner, TPG Capital Age: 46 Director Since: June 2017 Committees: Nominating & Governance; Compensation Alexander Wynaendts Former Chairman and CEO, Aegon NV Age: 61 Director Since: March 2021 Committees: Audit New addition 2020 or 2021 Experienced board continues to guide our growth Note: Age and data as of March 28, 2022. 6

We have a diverse and highly experienced board 7

Independent Chairperson Seek qualified women and underrepresented minorities for every open board seat Fully independent committees that meet at least quarterly Board oversight of management succession planning Board, committee, and individual director evaluation process Robust stock ownership guidelines for directors and NEOs Clawback policy in our executive compensation program ESG metrics incorporated into executive compensation What We Do 8 What We Don’t Do Dual class stock Supermajority voting requirements Allow hedging of Uber stock by directors or employees Allow pledging of Uber stock by directors or employees for margin or speculative transactions Have a shareholder rights plan (“poison pill”) Have a classified board New

Stockholder engagement informs leading corporate governance Held calls with over 70% of our top 100 stockholders representing over 65% of shares outstanding In 2021, we: › COVID-19 response › Sustainable growth rate › Path to profitability › Capital allocation › Regulatory issues › Geographic strategy › Governance and financial performance › Executive compensation › ESG matters, including driver and courier well-being, D&I, safety initiatives and climate change › Strategy and risk management, including cyber risk, Board composition and succession, and increasing Board diversity › Disclosure enhancements Covering the following topics: Investor Engagement Feedback Cycle 9

Executive compensation is performance-based and informed by stockholder feedback

Executive compensation is performance-based Financial (60%) • 40% - Adjusted EBITDA • 20% - Gross Bookings Strategic & Operational Priorities (40%) • 4 equally weighted metrics (each 10%) Individual Modifier (50%-150%) Results are adjusted by an individual modifier based on a mixture of quantitative and qualitative goals Other plan mechanics: Max program payout after application of the individual modifier will not exceed 200% Financial and Strategic Measures: • 40% - EBITDA margin (annual) • 40% - Revenue growth (3 yr. avg) • 20% - ESG (end of 3 yrs.) ○ 10% - DEI goals ○ 10% - Safety goals 3-yr. relative TSR modifier (70%-130%) Financial and Strategic results are multiplied by a relative TSR modifier Other plan mechanics: • Award vests upon a 3 yr. cliff (based on actual performance) • Max program payout after application of the modifier will not exceed 150% 82% Long-term Equity (50% RSUs and 50% PRSUs) 12% Cash Bonus 6% Salary 2021 CEO Target Compensation 2021 Incentive Structure 94% At-risk Compensation 2021 PRSU Structure 2021 Bonus Structure 70% - 130% Relative TSR Modifier 50% - 150% Individual Performance Modifier 11

Compensation evolution informed by stockholder feedback 12 Strengthened annual bonus plan structure ✔ Added defined metrics, weighting, and threshold / maximum levels of achievement, an individual performance modifier, and overall payout cap of 200% of target bonus Differentiated metrics in the Annual Bonus Plan and PRSU program ✔ Furthered differentiation between metrics under annual cash bonus plan and PRSU program Expanded PRSU participation to all NEOs ✔ To include all NEOs; 50% of annual equity awards granted to the CEO and CFO, 33% for all other NEOs Integrated more longer-term PRSU goals and added a TSR modifier ✔ Expanded number and weighting of PRSU goals over 3 years; incorporated 3-year relative total shareholder return modifier Refined peer group to ensure accurate performance comparisons ✔ Reduced emphasis on large bellwether companies, aligning peer group with our current revenue and market capitalization and companies that currently compete with us for business and talent Continued focus on ESG goals ✔ Included quantifiable safety and diversity, equity, and inclusion (DEI) goals in our 2021 PRSUs and our annual cash bonus plan Further refined performance metrics ✔ Refined performance metrics in annual cash bonus plan and PRSUs to align with current financial and strategic priorities Continued focus on ESG goals ✔ Continued focus on ESG metrics, including safety, DEI, climate change, and driver and courier well-being metrics in our performance-based executive compensation program Focus on human capital management ✔ Focused on human capital management, including improving retention and minimizing attrition of workforce and refreshing our mission and values Retain, stabilitize, motivate executive leadership team ✔ Continued to retain, stabilize, and motivate executive leadership team by providing long-term awards that align key members of the executive team with long-term value creation for Uber stockholders Informed by our extensive year-round stockholder engagement efforts, the Compensation Committee continues to evolve the structure of our compensation programs to further our long-term strategic and overall profitability goals 2021 program highlights 2022 program highlights

Uber’s approach to ESG

14 Environmental, social, and governance is core to Uber Support communities in recovery from COVID-19 Preserve flexibility and improve the quality, security, and experience of independent work Champion equity, fairness, and accessibility inside and outside the company Advance our efforts toward a fully zero-emission platform by 2040 Innovate and invest in technology as we pursue industry leadership in safety Best-in-class corporate governance in the tech industry 14

Uber is committed to sustainability as we reimagine the way the world moves for the better Uber designs its ESG materiality assessment to identify the most relevant, or material, issues from an ESG perspective Uber’s Board of Directors and the Board’s independent Audit, Compensation, and Nominating and Governance Committees oversee the ESG issues identified in our assessment The use of “material” when referring to ESG topics throughout this report is intended to flag the most important issues from our ESG assessment. It does not speak to the materiality of those issues to Uber as a whole Climate change COVID-19 response Cybersecurity Diversity, equity, inclusion & culture Driver / delivery person well-being Ethics & compliance Local impact User privacy User safety Robust board oversight of material ESG issues 15

Uber’s approach to participation in the political process

The Board’s Nominating & Governance Committee oversees Uber’s corporate political activities and contributions and lobbying activities and receives reports on these matters at least annually Strong internal governance and policy transparency We disclose: ● Uber’s US corporate political activities policy ● A list of Uber’s memberships in and payments to trade associations established under section 501(c)(6) of the Internal Revenue Code ($50k+, initiated by Uber’s Policy Team) + aggregated dues used for lobbying ● A list of Uber’s memberships in 501(c)(4) Coalitions for Independent Work ● Uber’s US corporate political contributions and independent expenditures ● Aggregated, reported federal, state, and local lobbying numbers ● Procedures governing Uber’s direct and indirect lobbying These are in line with best practice and exceed the practices of many of our peers 01 02 03 Governance and transparency | Given Uber’s strong governance and leading transparency, your Board recommends a vote AGAINST the lobbying proposal at the 2022 Annual Stockholders’ Meeting. 17